UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  February 21, 2017
LUNA INNOVATIONS INCORPORATED
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-52008	54-1560050
(Commission File No.)	(IRS Employer Identification No.)

301 First Street, SW, Suite 200
Roanoke, Virginia 24011
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code:  540-769-8400
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

2017 Senior Management Incentive Plan

On February 21, 2017, the Compensation Committee of the Board (the “Compensation Committee”) of Luna Innovations Incorporated (the “Company”) approved a senior management incentive plan (the “2017 Incentive Compensation Plan”) for the Company’s senior management for the year ending December 31, 2017.

The Compensation Committee adopted the 2017 Incentive Compensation Plan for the Company’s senior management, who, among others, include My E. Chung, the Company’s Chief Executive Officer, Dale E. Messick, the Company’s Chief Financial Officer, and Scott A. Graeff, the Company’s Chief Strategy Officer (collectively, the “Named Executive Officers”), for the year ending December 31, 2017. The 2017 Incentive Compensation Plan, as applied to the Named Executive Officers, is designed to award those officers for achieving specified corporate and qualitative objectives. Pursuant to the 2017 Incentive Compensation Plan, the Compensation Committee set the target cash bonus payout for each of the Named Executive Officers at 50% of such officer’s base salary for 2017, with a minimum payout equal to 25% of such salary and a maximum payout equal to 75% of such salary. No bonuses will be paid, however, unless the Company’s operating income (loss) exceeds a specified threshold amount.

For Messrs. Chung and Messick, if the threshold operating income (loss) target is achieved, bonuses under the 2017 Incentive Compensation Plan will be based upon whether the Company achieves consolidated revenue exceeding specified amounts, whether the Company achieves consolidated operating income (loss) exceeding specified amounts, and qualitative objectives. For Mr. Graeff, if the threshold operating income (loss) target is achieved, his bonus under the 2017 Incentive Compensation Plan will be based upon whether the Company achieves consolidated revenue exceeding specified amounts, whether the Company achieves consolidated operating income (loss) exceeding specified amounts, whether the Company achieves consolidated revenue related to its Picometrix division exceeding specified amounts, whether the Company achieves consolidated operating income (loss) related to its Picometrix division exceeding specified amounts, and qualitative objectives.

Amounts earned under the 2017 Incentive Compensation Plan, if any, would be paid following approval by the Compensation Committee and the audit of the Company’s financial statements for the 2017 year.

The foregoing description of the 2017 Incentive Compensation Plan is not complete and is qualified in its entirety by reference to the 2017 Incentive Compensation Plan, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ending March 31, 2017.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 27, 2017	LUNA INNOVATIONS INCORPORATED By: /s/ Scott A. Graeff Scott A. Graeff Chief Strategy Officer, Treasurer and Secretary

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